Exhibit 99.5

 Photronics, Inc.  Q4 2019 Financial Results Conference CallDecember 11, 2019

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.

Q4 2019 Summary

- **Record revenue, up 13% Q/Q and 8% Y/Y**
  - Record FPD revenue driven by mobile displays and Hefei production ramp
  - Record IC revenue as China design activity accelerates
  - Record revenue of products shipped to China, representing 33% of total revenue
- **Operating margin expanded to 13.7% on operating leverage and cost control**
- **Net income attributable to Photronics, Inc. shareholders of $9.7M ($0.15/share)**
- **Cash balance grew to $207M on strong operating cash flow**
- **Repurchased 1.0M shares for $11M**
- **China production contributed $11M to revenue**

Successfully repositioned the business; China investments driving long-term, profitable growth

3

PHOTRONICS

$M (except EPS)  Q419  Q319  Q/Q  Q418  Y/Y  Revenue  $ 156.3  $ 138.1  13%  $ 144.7  8%  Gross Profit  $ 38.2  $ 30.6  25%  $ 35.4  8%  Gross Margin  24.4%  22.1%  230 bps  24.5%  (10 bps)  Operating Income  $ 21.5  $ 13.4  60%  $ 18.0  19%  Operating Margin  13.7%  9.7%  400 bps  12.5%  120 bps  Other income (expense)  ($ 6.1)  ($ 0.3)  ($ 5.8)  $ 2.3  ($ 8.4)  Income tax provision  $ 2.3  $ 3.2  ($ 0.9)  $ 3.6  ($ 1.2)  Minority interest  $ 3.3  $ 3.5  ($ 0.1)  $ 4.3  ($ 0.9)  Net Income*  $ 9.7  $ 6.3  53%  $ 12.5  (22%)  Diluted EPS*  $ 0.15  $ 0.10  $ 0.05  $ 0.18  ($ 0.03)  Days in quarter  95  91  4  94  1  Gross and operating margin improved Q/Q on revenue growth, operating leverage and cost controlsChina operations were $4.1M negative impact to operating incomeOther income/expense primarily attributable to FX gain/lossMinority interest reflects Taiwan JV gain partially offset by China JV loss  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 Revenue grew with increase in broad-based design activityChina revenue rebounded as firms accelerate product development+72% Q/Q; +32% Y/YRepresents 22% of Q419 IC revenueOutlookExpect stable to improving high-end demandAnticipate production ramping in XiamenPotential impact from US-China trade discussionsSeasonal headwinds  $M  Q419  Q319  Q/Q  Q418  Y/Y  High-End*  $ 45.0  $ 38.5  17%  $ 39.4  14%  Mainstream  $ 67.6  $ 61.7  9%   $ 71.4  (5%)  Total  $ 112.5  $ 100.2  12%  $ 110.9  1%  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 Record FPD revenue driven by mobile displays and China production ramp, including G10.5+China revenue +32% Q/Q; +118% Y/YRepresents 61% of Q419 FPD revenueOutlookMobile display demand expected to remain highLCD industry downturn continuesHefei shipments should continue to ramp  $M  Q419  Q319  Q/Q  Q418  Y/Y  High-End*  $ 28.5  $ 25.9  10%  $ 22.0  29%  Mainstream  $ 15.2  $ 12.0  27%  $ 11.8  30%  Total  $ 43.7  $ 37.9  15%  $ 33.8  29%  FPD Photomask Revenue  6  *≥G8 and AMOLED  Total may differ due to rounding

 $M  Q419  Q319  Q418  Cash  $ 207  $ 197  $ 329  Debt  $ 53  $ 49  $ 57  Net Cash*  $ 154  $ 148  $ 272  Operating Cash Flow  $ 48  $ 26  $ 44  Capital Expenditures  $ 17  $ 20  $ 28  Share repurchase  $ 11  -  $ 16  Deploying cash balance to fund China investmentsDebt is local China borrowing to finance fixed assetsFY 2019 capex $177M; anticipate FY 2020 capex ~ $100M (includes 2019 carryover)Repurchased 1.0M shares for $11M (YTD 2.1M shares for $22M)Balance sheet able to fund planned investments, share repurchases, and strategic M&A opportunities  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Revenue ($M)  $146 - $154  Operating Margin  10% - 13%  Taxes ($M)  $3.5 - $4.5  EPS  $0.13 - $0.18  Diluted Shares (M)  ~66  FPD demand growing (AMOLED, G10.5+)High-end IC markets stable to improvingRamping China production (IC & FPD)Potential geopolitical headwindTypical seasonal softness in US and Europe, plus additional impact from Chinese New Year  Q120 Guidance   8

 Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 Total Revenue  11      IC  FPD

 IC Photomask Revenue  12      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  13      Mainstream  High-End  High-End: ≥G8 and AMOLED; total may differ due to rounding